CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers,” “Financial Statements and Experts,” and “Financial Highlights” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Touchstone Funds Group Trust and to the incorporation by reference of our report dated August 18, 2017 on the financial statements and financial highlights of Touchstone Small Cap Value Opportunities Fund, a series of Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended June 30, 2017 and our report dated November 22, 2017 on the financial statements and financial highlights of Touchstone Small Cap Value Fund, a series of Touchstone Funds Group Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2017 in this Registration Statement, filed with the Securities and Exchange Commission.
We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated January 30, 2018, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated January 30, 2018, for Touchstone Funds Group Trust relating to Touchstone Small Cap Value Fund, and the references to our firm under the captions “Financial Highlights” in the Prospectus, dated October 31, 2017, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated October 31, 2017, for Touchstone Strategic Trust relating to Touchstone Small Cap Value Opportunities Fund, incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio
June 11, 2018